UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	February 21st, 2006

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

The Registrant has completed a major upgrade of its MediaSentinelTM anti-piracy watermarking workstation.  The new MS300 MediaSentinel Workstation has been redesigned around a friendlier user interface, a fully automated SmartMarking process, and an enhanced system security architecture.  MediaSentinel is of use in production and post-production houses, stock footage library houses, broadcasters and digital cinema markets.

A copy of the News Release dated February 21st, 2006 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated February 21st, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  February 22nd, 2006

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For Investor Relations Contact: Jon Caserta (877) 425-8347 usvo@blueskyir.com

USVO UPGRADES ITS ANTI-PIRACY TOOL MEDIASENTINEL

(Old Lyme, CT – February 21, 2006) – USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF) has completed a major upgrade of its MediaSentinelTM anti-piracy watermarking workstation.  The new MS300 MediaSentinel Workstation has been redesigned around a friendlier user interface, a fully automated SmartMarking process, and an enhanced system security architecture.  MediaSentinel is of use in production and post-production houses, stock footage library houses, broadcasters and digital cinema markets.

“MediaSentinel MS300 is a tremendous improvement that addresses customers’ feedback and better meets their needs and uses,” said Tom Perovic, Chief Engineer. “We believe as our tech team continues to meet the requests of our customers and future customers, USVO will be identified as a clear industry leader in content piracy protection.”

“We are proud that our tech team was able to complete the MS300 two months ahead of schedule so that the company could deliver the new MediaSentinel Workstation to India,” said Edwin Molina, President and CEO of USVO. “We expect this new version to help open major overseas markets for us.”

Piracy is a growing problem with the Motion Picture Association of America stating over $3 billion in film loses annually due to piracy.  USVO believes watermarking is the best long-term solution for combating piracy.

Watermarking is in its infancy of implementation by the entertainment industry.  Watermarks have been recognized as proof of theft and ownership by courts in the United States.  The U.S. Supreme Court in its MGM vs. Grokster decision recommended that rights holders use watermarking. The Digital Cinema Initiative, a coalition of the major studios to discuss the transition to digital presentation in theaters, specifies that watermarking be used for all digital exhibitions.

Consumers expect their rights to fair use – the ability to enjoy movies and television in their own fashion – whether recorded on VHS, using a DVR, or even purchased over the Internet.  USVO’s watermarking provides a proactive opportunity for maintaining consumers’ rights to fair use, while protecting producers’ property with a technology that is compatible with all current distribution and consumer technologies.

In contrast much attention and investment has been on Digital Rights Management (DRM).  DRM refers to technologies that control and/or restrict the use and access of digital media content on electronic devices with such technologies installed.  Unfortunately, many DRM efforts to address piracy restrict consumers’ rights to fair uses, often frustrating consumers – the very engine that drives the entertainment industry.  The French high court passed a decision outlawing DRM in France.  “DRM promises making piracy impossible, however DRM presumes a person is guilty, whereas watermarking presumes a person is innocent,” said Patrick Gregston, Head of Sales for USVO.  In addition, “wrap-around” technologies like DRM and CSS (Content-Scrambling System) fail to protect the content once the “wrapper” is removed.  USVO’s SmartMark cannot be removed or altered by pirates.

Using MediaSentinel, copyright holders can protect their content without restricting the fair uses of legitimate customers, including copying, archiving, and enjoying the content on different platforms at different times.  MediaSentinel’s SmartMarks work across all distribution and presentation channels and technologies, seamlessly providing an entire system for piracy protection without frustrating consumers, who will continue to have the freedom to enjoy content in their own way.  In addition, MediaSentinel’s SmartMark process is fully compatible with DRM.

About MediaSentinel™:

MediaSentinel is an anti-piracy device that embeds SmartMarks--invisible forensic information in every frame of video content--providing the proof courts need to protect intellectual property rights, indicting and convicting the individuals who steal the original material. Its use by producers and distributors of film and television content allows unprecedented, secure access to a wide range of distribution markets and methods which otherwise represent a significant piracy risk. MediaSentinel is available as a stand-alone workstation or on a pay-as-you-go basis through our certified Anti-Piracy Provider service network.

About USA Video Interactive Corp.:

USA Video Interactive Corp. (“USVO”) designs and markets technology for delivery of digital media. USVO developed its MediaSentinel™ and SmartMark™ digital watermarking technology to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 – 5535; Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact Blue-Sky Solutions, LLC, Jon Caserta, (877) 425-8347, usvo@blueskyir.com

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.